 EX‑33.5

(logo)TRIMONT
           REAL ESTATE ADVISORS

Management's Certification Regarding Compliance with Applicable Servicing Criteria

Trimont Real Estate Advisors, LLC (formerly known as Trimont Real Estate Advisors, Inc.) (the "Asserting Party") is responsible for assessing compliance as of and for the year ended December 31, 2015 (the "Reporting Period") with the applicable servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB as set forth in Exhibit A hereto (the "Applicable Servicing Criteria"). The transactions covered by this report are only those transactions processed by the Asserting Party in its capacity as trust, senior trust or operating advisor for the asset backed securities transactions listed in Exhibit B hereto (the "Platform").

The Asserting Party has used the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB to assess its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of and for the year ended December 31, 2015 with respect to the Platform.

Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2015 as set forth in this assertion.

Trimont Real Estate Advisors, LLC

February 29, 2016

/s/ Yean Lee
Yean Lee
Chief Financial Officer

Exhibit A
Regulation ABCriteria			ApplicableCriteria Performed Directlyby Trimont	Notapplicable criteria - Not performedby Trimont orby subservicer(s)or vendor(s)retained byTrimont.
Section	Description	Criteria
(d)(1)(i)	PoliciesandProcedures	Policies and procedures are instituted to monitorany performance or other triggers and events of defaultinaccordance with the transactionagreement.		X
(d)(1)(ii)	PoliciesandProcedures(vendors)	If any material servicing activities are outsourced to thirdparties, policies and procedures are instituted to monitor thethird party's performance and compliance with suchservicingactivities.		X
(d)(1)(iii)	Back-upServicer	Any requirements in the transaction agreements to maintaina back-up servicer for the pool assets aremaintained.		X
(d)(1)(iv)	FidelityBond

A fidelity bond and errors and omissions policy is in effect ontheparty participating in the servicing function throughoutthereporting period in the amount of coverage required byandotherwise in accordance with the terms of thetransaction agreement.

X
(d)(1)(v)	Accuracyof Information	Aggregation of information, as applicable, ismathematically accurate and the information conveyed accurately reflectstheinformation.		X
(d)(2)(i)	2 Daysto deposit Paymentsinto Custodial Accounts

Payments on pool assets are deposited into theappropriate custodial bank accounts and related bank clearing accountsno more than two business days of receipt, or such other numberof days specified in the transactionagreements.

X
(d)(2)(ii)	WireTransfers	Disbursements made via wire transfer on behalf of an obligoror to an investor are made only by authorizedpersonnel.		X
(d)(2)(iii)	Advances

Advances of funds or guarantees regarding collections,cashflows or distributions, and any interest or other fees chargedfor such advances, are made, reviewed and approved as specifiedinthe transactionagreements.

X
(d)(2)(iv)	Commingling

The related accounts for the transaction, such as cashreserve accounts or accounts established as a form ofover collateralization, are separately maintained (e.g., with respectto commingling of cash) as set forth in the transactionagreements.

X
(d)(2)(v)	Federally InsuredInstitution

Each custodial account is maintained at a federallyinsured depository institution as set forth in the transactionagreements. For purposes of this criterion, "federally insureddepository institution" with respect to a foreign financial institution meansa foreign financial institution that meets the requirementsof §240.13k-1(b)(1) of this chapter. I.3 Each custodial accountshallbe maintained at a federally insured depository institutionin trust for the applicableinvestor.

X
(d)(2)(vi)	Unissued Checks	Unissued checks are safeguarded so as to preventunauthorizedaccess.		X
(d)(2)(vii)	Reconciliations

Reconciliations are prepared on a monthly basis for allasset- backed securities related bank accounts, includingcustodial accounts and related bank clearing accounts.These reconciliations: (a) are mathematically accurate; (b) are prepared within 30 calendar days after the bank statementcutoffdate, or such other number of days specified in thetransaction agreements; (c) are reviewed and approved by someoneother than the person who prepared the reconciliation; and (d)containexplanations for reconciling items. These reconciling itemsare resolved within 90 calendar days of their originalidentification, or such other number of days specified in thetransaction agreements.

X
(d)(3)(i)	Reports totheInvestor

Reports to investors, including those to be filed withthe Commission, are maintained in accordance with thetransaction agreements and applicable Commissionrequirements. Specifically, suchreports:
(a) are prepared in accordance with timeframes and otherterms set forth in the transaction agreements; (b) provideinformation calculated in accordance with the terms specified inthetransaction agreements; (c) are filed with the Commissionas required by its rules and regulations; and (d) agreewith investors' or the trustee's records as to the total unpaidprincipal balance and number of pool assets serviced by theservicer.

X1
(d)(3)(ii)	Investor Remittance	Amounts due to investors are allocated and remittedin accordance with timeframes, distribution priority andother terms set forth in the transactionagreements.		X
(d)(3)(iii)	Investor's Records	Disbursements made to an investor are posted withintwo business days to the servicer's investor records, or suchother number of days specified in the transactionagreements.		X
(d)(3)(iv)	RemittanceandBank Statements	Amounts remitted to investors per the investor reportsagreewith cancelled checks, or other form of payment, orcustodial bankstatements.		X
(d)(4)(i)	Collateral/ Securityon PoolAssets	Collateral or security on pool assets is maintained as requiredby the transaction agreements or related pool assetdocuments.		X
(d)(4)(ii)	SafeguardPool Assets	Pool assets and related documents are safeguarded asrequired by the transactionagreements.		X
(d)(4)(iii)	Changes tothePoolAssets	Any additions, removals or substitutions to the asset poolare made, reviewed and approved in accordance with anyconditionsor requirements in the transactionagreements.		X
(d)(4)(iv)	Obligor's Payment Record

Payments on pool assets, including any payoffs, madein accordance with the related pool asset documents are postedto the applicable servicer's obligor records maintained nomore than two business days after receipt, or such other numberof days specified in the transaction agreements, and allocatedto principal, interest or other items (e.g. escrow) in accordancewith the related pool assetdocuments.

X
(d)(4)(v)	PoolAsset RecordsMatch UPB	The servicer’s records regarding the pool assets agree withtheservicer's records with respect to an obligor's unpaidprincipal balance.		X
(d)(4)(vi)	Loan Modifications

Changes with respect to the terms or status of an obligor'spool asset (e.g. loan modifications or re-agings) are made,reviewedand approved by authorized personnel in accordance withthetransaction agreements and related pool assetdocuments.

X
(d)(4)(vii)	LossMitigation Actions

Loss mitigation or recovery actions (e.g., forbearanceplans, modifications and deeds in lieu of foreclosure, foreclosuresand repossessions, as applicable) are initiated, conductedandconcluded in accordance with the timeframes orother requirements established by the transactionagreement.

X1
(d)(4)(viii)	Collection Efforts Documented

Records documenting collection efforts are maintainedduringthe period a pool asset is delinquent in accordance withthetransaction agreements. Such records are maintained on atleast a monthly basis, or such other period specified in thetransaction agreements, and describe the entity's activities inmonitoring delinquent pool assets including, for example, phone calls,letters and payment rescheduling plans in cases where delinquencyisdeemed temporary (e.g., illness orunemployment).

X
(d)(4)(ix)	ARMs	Adjustments to interest rates or rates of return for poolassets with variable rates are computed based on the related poolasset documents.		X
(d)(4)(x)	EscrowFunds

Regarding any funds held in trust for an obligor such funds are(a) analyzed, in accordance with the obligor's pool assetdocuments, on at least an annual basis, or such other period specified inthetransaction agreements; (b) interest on such funds is paid,or credited, to obligors in accordance with applicable poolasset documents and state laws; and (c)returned to the obligorwithin 30 calendar days of full repayment of the related pool asset,or such other number of days specified in thetransactionagreements.

X
(d)(4)(xi)	Timely Payments

Payments made on behalf of an obligor (such as tax orinsurance payments) are made on or before the related penaltyor expiration dates, as indicated on the appropriate bills ornoticesfor such payments, provided that such support has beenreceivedby the servicer at least 30 calendar days prior to these dates,or such other number of days specified in thetransaction agreements.

X
(d)(4)(xii)	LatePayment Penalties

Any late payment penalties in connection with any paymentto be made on behalf of an obligor are paid from theServicer's funds and not charged to the obligor, unless the latepayment was due to the obligor's error oromission.

X
(d)(4)(xiii)	Obligor's Records	Disbursements made on behalf of an obligor are postedwithintwo business days to the obligor's records maintained bytheservicer, or such other number of days specified inthe transactionagreements.		X
(d)(4)(xiv)	Delinquencies, Charge-offs, andOther Uncollectible Accounts	Delinquencies, Charge-offs, and uncollectible accountsare recognized and recorded in accordance with thetransaction agreements.		X
(d)(4)(xv)	AnyExternal Enhancement	Any external enhancement or other support, identified inItem 1114(a)(1) through (3) or Item 1115 of this Regulation AB,ismaintained as set forth in the transactionagreements.		X

1 This criteria is applicable for all securitizations in Exhibit B; however, per the terms of the transaction agreements,with respect to trust/operating advisor reports to investors relating to events occurring during the Reporting Period, ifany, no trust/operating advisor actions were required during the Reporting Period, as such reports to investors aredue within 120 days from December 31,2015.

ExhibitB
Name	Transaction	Period ofService
DBUBS2011-LC3	Commercial Mortgage Pass-Through Certificates,DBUBS 2011-LC3 pursuant to the Pooling and ServicingAgreement dated August 1,2011	January 1, 2015- December 31,2015
WFRBS2011-C5	Commercial Mortgage Pass-Through Certificates,WFRBS 2011-C5 pursuant to the Pooling and ServicingAgreement dated November 1,2011	January 1, 2015- December 31,2015
MSC2011-C3	Commercial Mortgage Pass-Through Certificates, MSC2011-C3 pursuant to the Pooling and Servicing Agreementdated October 1,2011	January 1, 2015- December 31,2015
CFCRE2011-C2	Commercial Mortgage Pass-Through Certificates,CFCRE 2011-C2 pursuant to the Pooling and ServicingAgreement dated December 11,2011	January 1, 2015- December 31,2015
UBSCCMT-2011	Commercial Mortgage Pass-Through Certificates,UBS CCMT-2011 pursuant to the Pooling andServicingAgreement dated December 1,2011	January 1, 2015- December 31,2015
GSMS2012-GC6	Commercial Mortgage Pass-Through Certificates,Series 2012-GC6 pursuant to the Pooling and ServicingAgreement dated February 1,2012	January 1, 2015- December 31,2015
UBS2012-C1	Commercial Mortgage Pass-Through Certificates,Series 2012-C1 pursuant to the Pooling and ServicingAgreement dated May 1,2012	January 1, 2015- December 31,2015
JPMCC 2012 -CIBX	Commercial Mortgage Pass-Through Certificates,Series 2012-CIBX pursuant to the Pooling and ServicingAgreement dated June 1,2012	January 1, 2015- December 31,2015
WFRBS2012-C7	Commercial Mortgage Pass-Through Certificates,Series 2012-C7 pursuant to the Pooling and ServicingAgreement dated June 1,2012	January 1, 2015- December 31,2015
WFCM2012-LC5	Commercial Mortgage Pass-Through Certificates,Series 2012-LC5 pursuant to the Pooling and ServicingAgreement dated September 1,2012	January 1, 2015- December 31,2015
WFRBS2012-C9	Commercial Mortgage Pass-Through Certificates,Series 2012-C9 pursuant to the Pooling and ServicingAgreement dated October 1,2012	January 1, 2015- December 31,2015
UBS2012-C4	Commercial Mortgage Pass-Through Certificates,Series 2012-C4 pursuant to the Pooling and ServicingAgreement dated December 1,2012	January 1, 2015- December 31,2015
GSMS2013-GC10	Commercial Mortgage Pass-Through Certificates,Series 2013-GC10 pursuant to the Pooling andServicingAgreement dated February 1,2013	January 1, 2015- December 31,2015
WFRBS2013-C11	Commercial Mortgage Pass-Through Certificates,Series 2013-C11 pursuant to the Pooling and ServicingAgreement dated February 1,2013	January 1, 2015- December 31,2015
MSBAM2013-C9	Commercial Mortgage Pass-Through Certificates,Series 2013-C9 pursuant to the Pooling and ServicingAgreement dated May 1,2013	January 1, 2015- December 31,2015
WFRBS2013-C13	Commercial Mortgage Pass-Through Certificates,Series 2013-C13 pursuant to the Pooling and ServicingAgreement dated May 1,2013	January 1, 2015- December 31,2015
GSMS2013-GC13	Commercial Mortgage Pass-Through Certificates,Series 2013-GC13 pursuant to the Pooling andServicingAgreement dated July 1,2013	January 1, 2015- December 31,2015
WFRBS2013-C15	Commercial Mortgage Pass-Through Certificates,Series 2013-C15 pursuant to the Pooling and ServicingAgreement dated August 1,2013	January 1, 2015- December 31,2015
MSBAM2013-C12	Commercial Mortgage Pass-Through Certificates,Series 2013-C12 pursuant to the Pooling and ServicingAgreement dated October 1,2013	January 1, 2015- December 31,2015
WFRBS2013-C17	Commercial Mortgage Pass-Through Certificates,Series 2013-C17 pursuant to the Pooling and ServicingAgreement dated August 1,2013	January 1, 2015- December 31,2015
WFRBS2014-LC14	Commercial Mortgage Pass-Through Certificates,Series 2014-LC14 pursuant to the Pooling and ServicingAgreement dated February 1,2014	January 1, 2015- December 31,2015
WFRBS2014-C19	Commercial Mortgage Pass-Through Certificates,Series 2014-C19 pursuant to the Pooling and ServicingAgreement dated March 1,2014	January 1, 2015- December 31,2015
GSMS2014-GC20	Commercial Mortgage Pass-Through Certificates,Series 2014-GC20 pursuant to the Pooling andServicingAgreement dated April 1,2014	January 1, 2015- December 31,2015
WFRBS2014-C21	Commercial Mortgage Pass-Through Certificates,Series 2014-C21 pursuant to the Pooling and ServicingAgreement dated August 1,2014	January 1, 2015- December 31,2015
CGCMT2014-GC23	Commercial Mortgage Pass-Through Certificates,Series 2014-GC23 pursuant to the Pooling andServicingAgreement dated August 1,2014	January 1, 2015- December 31,2015
WFRBS2014-C23	Commercial Mortgage Pass-Through Certificates,Series 2014-C23 pursuant to the Pooling and ServicingAgreement dated September 1,2014	January 1, 2015- December 31,2015
WFRBS2014-C25	Commercial Mortgage Pass-Through Certificates,Series 2014-C25 pursuant to the Pooling and ServicingAgreement dated December 1,2014	January 1, 2015- December 31,2015
GSMS2015-GC30	Commercial Mortgage Pass-Through Certificates,Series 2015-GC30 pursuant to the Pooling andServicingAgreement dated May 1,2015	May 1, 2015– December 31,2015
WFCM2015-C27	Commercial Mortgage Pass-Through Certificates,Series 2015-C27 pursuant to the Pooling and ServicingAgreement dated March 1,2015	March 1, 2015– December 31,2015
WFCM2015-C29	Commercial Mortgage Pass-Through Certificates,Series 2015-C29 pursuant to the Pooling and ServicingAgreement dated June 1,2015	June 1, 2015– December 31,2015
WFCM2015-C31	Commercial Mortgage Pass-Through Certificates,Series 2015-C31 pursuant to the Pooling and ServicingAgreement dated November 1,2015	November 1, 2015– December 31,2015
WFCM2015-LC20	Commercial Mortgage Pass-Through Certificates,Series 2015-LC20 pursuant to the Pooling and ServicingAgreement dated March 1,2015	March 1, 2015– December 31,2015
WFCM2015-NXS1	Commercial Mortgage Pass-Through Certificates,Series 2015-NXS1 pursuant to the Pooling and ServicingAgreement dated April 1,2015	April 1, 2015– December 31,2015
WFCM2015-SG1	Commercial Mortgage Pass-Through Certificates,Series 2015-SG1 pursuant to the Pooling and ServicingAgreement dated August 1,2015	August 1, 2015– December 31,2015